Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

IronNet, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common stock, $0.0001 par value per share, reserved for issuance under the IronNet, Inc. 2021 Equity Incentive Plan	457(c) and (h)	4,933,969(2)	$3.75(4)	$18,502,383.75	$0.0000927	$1,715.17

Fees to Be Paid	Equity	Common stock, $0.0001 par value per share, reserved for issuance under the IronNet, Inc. 2021 Employee Stock Purchase plan	457(c) and (h)	888,763(3)	$3.19(5)	$2,835,153.97	$0.0000927	$262.82

		Total Offering Amounts				$21,337,537.72		$1,977.99

		Total Fees Previously Paid				—		—

		Total Fee Offsets				—		—

		Net Fee Due				$21,337,537.72		$1,977.99

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of common stock of the Registrant (“Common Stock”) that may be issued to adjust the number of shares issued pursuant to the IronNet, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) and the IronNet, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)

Represents additional shares of Common Stock reserved for issuance under the 2021 Plan as a result of the automatic increase in shares reserved thereunder on February 1, 2022 pursuant to an “evergreen” provision contained in the 2021 Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2021 Plan automatically increases on February 1st of each year, starting on February 1, 2022 and continuing through February 1, 2031, by an amount equal to 5.0% of the sum of (a) the total number of shares of the Registrant’s Common Stock outstanding on January 31st of the immediately preceding fiscal year, plus (b) the number of shares of Common Stock reserved for issuance under the 2021 Plan as of January 31st of the immediately preceding fiscal year, but which have not yet been issued; provided, however, that the board of directors of the Registrant (the “Board”) may act prior to February 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock.

(3)

Represents additional shares of Common Stock reserved for issuance under the 2021 ESPP as a result of the automatic increase in shares reserved thereunder on February 1, 2022 pursuant to an “evergreen” provision contained in the 2021 ESPP. Pursuant to such provision, the number of shares reserved for issuance under the 2021 ESPP automatically increased on February 1st of each year, starting on February 1, 2022 and continuing through February 1, 2031, by an amount equal to the lesser of (a) 1.0% of the total number of shares of the Registrant’s Common Stock outstanding on January 31st of the immediately preceding fiscal year, (b) 2,000,000 shares of the Registrant’s Common Stock, or (c) a lesser number of shares determined by the Board prior to the first day of any fiscal year.

(4)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act based on the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on March 16, 2022, which date is within five business days prior to the filing of this Registration Statement.

(5)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act based on the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on March 16, 2022, which date is within five business days prior to the filing of this Registration Statement, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2021 ESPP.